UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-31157	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.           ☐

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 22, 2022, Innovative Solutions and Support, Inc. (the “Company”) issued a press release announcing the appointment of Ms. Parizad Olver (Parchi), as a director of the Company, effective June 22, 2022, until the Company’s next annual meeting of shareholders and until her successor is duly elected and qualified, or until her earlier death, resignation, or removal. A copy of that press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Ms. Olver (age 43) is currently the Founder and Managing Partner of Panorama Aero, a US-based special mission aerospace lessor and end-to-end logistics provider which she founded in 2018. Ms. Olver also serves as Independent Director and Chair of the Audit Committee of Semper Paratus Acquisition Corporation, a NASDAQ-listed public company. From 2009-2018, Ms. Olver held numerous leadership positions during her time at Cowen Inc., including President and CEO of Cowen Aviation Finance, Head of International Strategy and Managing Director. Prior to Cowen, Ms. Olver held senior positions at Fortress Investment Group, Ramius Capital Group and Morgan Stanley. She received an MBA from Columbia University, MBA from London Business School and a BS from University of California, Berkeley (Haas School of Business).

Ms. Olver is expected to serve on committees of the Board, but such committees have not yet been determined. As non-employee director of the Company, Ms. Olver will receive compensation for her service on the Board under the Company’s director compensation program. Under the terms of the program, Ms. Olver is entitled to annual cash compensation of $25,000, a fee of $1,500 for each Board meeting attended and $1,500 for each in-person committee meeting that is not held on the same day as a Board meeting. The Company also makes annual awards of restricted stock or restricted stock units, with each such unit representing a contingent right to receive one share of common stock upon vesting, to non-employee directors under the 2019 Stock-Based Incentive Compensation Plan. The target value of such annual awards is $40,000 for each non-employee director.

Ms. Olver is not party to any material plan, contract, or arrangement with the Company other than those related to her compensation as described in the Company’s Proxy Statement on Schedule 14A as filed with the U.S. Securities and Exchange Commission (and such description is incorporated herein by reference). There are no arrangements or understandings pursuant to which Ms. Olver was appointed to the Board, and Ms. Olver is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated June 22, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date: June 22, 2022	By:	/s/ Relland M. Winand
Relland M. Winand
Chief Financial Officer